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                                                                 EXHIBIT 2(h)(2)



                       MASTER AGREEMENT AMONG UNDERWRITERS


                                                   July 18, 1985


Smith Barney Inc.
388 Greenwich Street
New York, New York

Dear Sirs:

                 We understand that from time to time you may act as Representative or as one of the Representatives of several underwriters of offerings of various issuers. This Agreement shall apply to any offering of securities handled by your Corporate Syndicate Department in which we elect to act as an underwriter after receipt of an invitation from your Corporate Syndicate Department which shall identify issuer, contain information regarding certain terms of the securities to be offered and specify the amount of our proposed participation and the names of the other Representatives, if any, and that our participation as an underwriter in the offering shall be subject to the provisions of this Agreement. Your invitation will include instructions for our acceptance of such invitation. At or prior to the time of an offering, you will advise us, to the extent applicable, as to the expected offering date, the expected closing date, the initial public offering price, the interest or dividend rate (or the method by which such rate is to be determined), the conversion price, the underwriting discount, the management fee, the selling concession and the reallowance, except that if the public offering price of the securities is to be determined by a formula based upon the market price of certain securities (such procedure being hereinafter referred to as "Formula Pricing"), you shall specify the maximum underwriting discount, management fee and selling concession. Such information may be conveyed by you in one or more communications (such communications received by us with respect to the offering are hereinafter collectively referred to as the "Invitation"). If the Underwriting Agreement (as hereinafter defined) provides for the granting of an option to
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purchase additional securities to cover over-allotments, you will notify us, in the Invitation, of such option.

                 This Agreement, as amended or supplemented by the Invitation, shall become effective with respect to our participation in an offering of securities if your Corporation Syndicate Department receives our oral or written acceptance and does not subsequently receive a written communication revoking our acceptance prior to the time and date specified in the Invitation (our unrevoked acceptance after expiration of such time and date being hereinafter referred to as our "Acceptance"). Our Acceptance will constitute our confirmation that, except as otherwise stated in such Acceptance, each statement included in the Master Underwriters' Questionnaire set forth as Exhibit A hereto (or otherwise furnished to us) is correct. The issuer of the securities in any offering of securities made pursuant to this Agreement is hereinafter referred to as the "Issuer." If the Underwriting Agreement does not provide for an over-allotment option, the securities to be purchased are hereinafter to as the "Securities," if the Underwriting Agreement provides for an over-allotment option, the securities the Underwriters (as hereinafter defined) are initially obligated to purchase pursuant to the Underwriting Agreement are hereinafter called the "Firm Securities" and any additional securities which may be purchased upon exercise of the over-allotment option are hereinafter called the "Additional Securities," with the Firm Securities and all or any part of the Additional Securities being hereinafter collectively referred to as the "Securities." Any underwriters of Securities under this Agreement, including the Representatives (as hereinafter defined), are hereinafter collectively referred to as the "Underwriters." All references herein to "you" or to this "Representatives" shall mean Smith Barney, Harris Upham & Co. Incorporated and the other firms, if any, which are named as Representatives in the Invitation. The Securities to be offered may, but need not, be registered for a delayed or continuous offering pursuant to Rule 415 under the Securities Act of 1933 (the "1933 Act").

                 The following provisions of this Agreement shall apply separately to each individual offering of Securities. This Agreement may be supplemented or amended by you by written notice to us and, except for supplements or amendments set forth in an Invitation relating


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to a particular offering of Securities, any such supplement or amendment to this
Agreement shall be effective with respect to any offering of Securities to which this Agreement applies after this Agreement is so amended or supplemented.

                 1. UNDERWRITING AGREEMENT; AUTHORITY OF REPRESENTATIVES. We authorize you to execute and deliver an underwriting of purchase agreement and any amendment or supplement thereto and any associated Terms Agreement or other similar agreement (collectively, the "Underwriting Agreement") on our behalf with the Issuer and/or any selling securityholder with respect to the Securities in such form as you determine. We will be bound by all terms of the Underwriting Agreement as executed. We understand that changes may be made in those who are to be Underwriters and in the amount of Securities to be purchased by them, but the amount of Securities to be purchased by us in accordance with the terms of this Agreement and the Underwriting Agreement, including the amount of Additional Securities, if any, which we may become obligated to purchase by reason of the exercise of any over-allotment option provided in the Underwriting Agreement, shall not be changed without our consent.

                 As Representatives of the Underwriters, you are authorized to take such action as you deem necessary or advisable to carry out this Agreement, the Underwriting Agreement, and the purchase, sale and distribution of the Securities, and to agree to any waiver or modification of any provision of the Underwriting Agreement. The extent applicable, you are also authorized to determine (i) the amount of Additional Securities, if any, to be purchased by the Underwriters pursuant to any over-allotment option and (ii) with respect to offerings using Formula Pricing, the initial public offering price and the price at which the Securities are to be purchased in accordance with the Underwriting Agreement. It is understood and agreed that Smith Barney, Harris Upham & Co. Incorporated may act on behalf of all Representatives.

                 It is understood that, if so specified in the Invitation, arrangements may be made for the sale of Securities by the Issuer pursuant to delayed delivery contracts (hereinafter referred to as "Delayed Delivery Contract"). References herein to delayed delivery and Delayed Delivery Contracts apply only to offerings to



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which delayed delivery is applicable. The term "underwriting obligation," as used in this Agreement with respect to any Underwriting, shall refer to the amount of Securities, including any Additional Securities (plus such additional Securities as may be required by the Underwriting Agreement in the event of a default by one or more of the Underwriters) which such Underwriter is obligated to purchase pursuant to the provisions of the Underwriting Agreement, without regard to any reduction in such obligation as a result of Delayed Delivery Contracts which may be entered into by the Issuer.

                 If the Securities consist in whole or in part of debt obligations maturing serially, the serial Securities being purchased by each Underwriter pursuant to the Underwriting Agreement will consist, subject to adjustment as provided in the Underwriting Agreement, of serial Securities of each maturity in a principal amount which bears the same proportion to the aggregate principal amount of the serial Securities of such maturity to be purchased by all the Underwriters as the principal amount of serial Securities set forth opposite such Underwriter's name in the Underwriting Agreement bears to the aggregate principal amount of the serial Securities to be purchased by all the Underwriters.

                 2. REGISTRATION STATEMENT AND PROSPECTUS; OFFERING CIRCULAR. In the case of an Invitation regarding an offer of Securities registered under the 1933 Act (a "Registered Offering"), you will furnish to us, to the extent made available to you and the Issuer, copies of any registration statement or registration statements relating to the Securities which may be filed with the Securities and Exchange Commission) the "Commission") pursuant to the 1933 Act and each amendment thereto (excluding exhibits but including any documents incorporated by reference therein). Such registration statement(s) as amended, and the prospectus(es) relating to the sale of Securities by the Issuer constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, provided however, that a supplement to the Prospectus filed with the Commission pursuant to Rule 424 under the 1933 Act



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with respect to an offering of Securities (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Securities to which it relates.

                 With respect to Securities for which no Registration Statement if filed with the Commission, you will furnish to us, to the extent made available to you by the Issuer, copies of any offering circular or other offering materials to be used in connection with the offering of the Securities and of each amendment thereto (the "Offering Circular").

                 3. PUBLIC OFFERING. The sale of the Securities shall commence as soon as you deem advisable. We will not sell any Securities until they are released by you for that purpose. When notified by you that the Securities are released for sale, we will offer to the public in conformity with the terms of offering set forth in the Prospectus or Offering Circular, such of the Securities to be purchased by us ("our Securities") as are not reserved for our account for sale to Selected Dealers and others pursuant to Section 5. After the initial public offering, the public offering price and the concession and discount therefrom may be changed by you by notice to the Underwriters, and we agree to be bound by any such change.

                 If, in accordance with the terms of offering set forth in the Prospectus or Offering Circular, the offering of the Securities is not at a fixed price but at varying prices set by individual Underwriters based on market prices or at negotiated prices, the provisions above relating to your right to change the public offering price and concession and discount to dealers shall not apply, and other references in this Section and elsewhere in this Agreement to the public offering price or Selected Dealers' concession shall be deemed to mean the prices and concessions determined by you from time to time in your discretion.

                 If so directed in the Invitation, we will not sell any Securities to any account over which we have discretionary authority. We will also comply with any other restrictions which may be set forth in the Invitation.




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                 The initial public advertisement with respect to the Securities shall appear on such date, and shall include the names of such of the Underwriters, as you may determine. Thereafter, any Underwriter may advertise at its own expense.

                 4. DELAYED DELIVERY ARRANGEMENTS. We authorize you to act on our behalf in making all arrangements for the solicitation of offers to purchase Securities from the Issuer pursuant to Delayed Delivery Contracts, and we agree that all such arrangements will be made only through you (directly or through Underwriters or Selected Dealers). You may allow to Selected Dealers in respect of such Securities a commission equal to the concession allowed to Selected Dealers pursuant to Section 5.

                 The obligations of the Underwriters shall be reduced in the aggregate by the principal amount of Securities covered by Delayed Delivery Contracts made by the Issuer, the obligations of each Underwriter to be reduced by the principal amount of such Securities, if any, allocated by you to such Underwriter. Your determination of the allocation of Securities covered by Delayed Delivery Contracts among the several Underwriters shall be final and conclusive, and we agree to be bound by any notice delivered by you to the Issuer setting forth the amount of the reduction in our obligation as a result of Delayed Delivery Contracts.

                 Upon receiving payment from the fee for arranging Delayed Delivery Contracts, you will credit our account with the portion of such fee applicable to the Securities covered by Delayed Delivery Contracts allocated to us. You will charge our account with any commission allocated to Selected Dealers in respect of Securities covered by Delayed Delivery Contracts allocated to us.

                 5. OFFERING TO SELECTED DEALERS AND OTHERS; MANAGEMENT OF OFFERING. We authorize you, for our account, to reserve for sale and to sell to dealers ("Selected Dealers"), among whom any of the Underwriters may be included, such amount of our Securities as you shall determine. Reservations for sales to Selected Dealers for our account need not be in proportion to our under-writing obligation, but sales of Securities reserved for our account for sale to Selected Dealers shall be made as



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nearly as practicable in the ratio which the amount of Securities reserved for our account bears to the aggregate amount of Securities reserved for the account of all Underwriters, as calculated from day to day. The price to Selected Dealers initially shall be the public offering price less a concession not in excess of the Selected Dealers concession set forth in the Invitation. Selected Dealers shall be actually engaged in the investment banking or securities business and shall be either members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or dealers with their principal place of business located outside the United States, its territories and its possessions and not registered under the 1934 Act who agree to make no sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. Each Selected Dealer shall agree to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD, and each foreign Selected Dealer who is not a member of the NASD also shall agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though it were a member of the NASD, with the provisions of Section 8 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 of Article III thereof as that Section applies to a non-member foreign dealer.

                 With your consent, the Underwriters may allow, and Selected Dealers may reallow, a discount on sales to any dealer who meets the above NASD requirements in an amount not in excess of the amount set forth in the Invitation. Upon your request, we will advise you of the identity of any dealer to whom we allow such a discount and any Underwriter or Selected Dealer from whom we receive such a discount.

                 We also authorize you, for our account, to reserve for sale and to sell our Securities at the public offering price to others, including institutions and retail purchasers. Except for such sales which are designated by a purchaser to be for the account of a particular Underwriter, such reservations and sales shall be made as nearly as practicable in proportion to our underwriting obligations, unless you agree to smaller proportion at our request.




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                 At or before the time the Securities are released for sale, you shall notify us of the amount of our Securities which have not been reserved for our account for sale to Selected Dealers and others and which is to be retained by us for direct sale.

                 We will from time to time, upon your request, report to you the amount of securities retained by us for direct sale which remains unsold and, upon your request, deliver to you for our account, or sell to you for the account of one or more of the Underwriters, such amount of our unsold Securities as you may designate at the public offering price less an amount determined by you not in excess of the concession to Selected Dealers. You may also repurchase Securities from other Underwriters and Selected Dealers, for the account of one or more of the Underwriters, at prices determined by you not in excess of the public offering price less the concession to Selected Dealers.

                 You may from time to time deliver to any Underwriter, for carrying purposes or for sale by such Underwriter, any of the securities then reserved for sale to, but not purchased and paid for by, Selected Dealers or others as above provided, but to the extent that Securities are so delivered for sale by such Underwriter, the amount of Securities then reserved for the account of such Underwriter shall be correspondingly reduced. Securities delivered for carrying purposes only shall be redelivered to you upon demand.

                 The Underwriters and Selected Dealers may, with your consent, purchase Securities from and sell Securities to each other at the public offering price less a concession not in excess of the concession to Selected Dealers.

                 6. REPURCHASE OF SECURITIES NOT EFFECTIVELY PLACED. In recognition of the importance of distributing the Securities to bona fide investors, we agree to repurchase on demand any Securities sold by us, except through you, which are purchased by you in the open market or otherwise during a period terminating as provided in Section 16, at a price equal to the cost of such purchase, including accrued interest, amortization of original issue discount or dividends, commissions and transfer and other taxes, if any, on redelivery. The certificates



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delivered to us need not be the identical certificates delivered to you in respect of the Securities purchased. In lieu of requiring repurchase, you may, in your discretion, sell such Securities for our account at such prices, upon such terms and to such persons, including any of the other Underwriters, as you may determine, charging the amount of any loss and expense, or crediting the amount of any net profit, resulting from such sale, to our account, or you may charge our account with an amount determined by you not in excess of the concession to Selected Dealers.

                 7. STABILIZATION AND OVER-ALLOTMENT. In order to facilitate the distribution of the Securities, we authorize you, in your discretion, to purchase and sell Securities, any securities into which the Securities are convertible or for which the securities are exchangeable, and any other securities of the Issuer or any guarantor of the Securities specified in the Invitation, in the open market or otherwise, for long or short account, at such prices as you may determine, and, in the arranging for sales to Selected Dealers or others, to over-allot. You may liquidate any long position or cover any short position incurred pursuant to this Section as such prices as you may determine. You shall make such purchases and sales (including over-allotments) for the accounts of the Underwriters as nearly as practicable in proportion to their respective underwriting obligations. It is understood that, in connection with any particular offering of Securities to which this Agreement applies, you may have made purchases of any such securities for stabilizing purposes prior to the time when we became one of the Underwriters, and we agree that any such securities so purchased shall be treated as having been purchased for the respective accounts of the Underwriters pursuant to the foregoing authorization. At the close of business on any day our net commitment, either for long or short account, resulting from such purchases or sales (including over-allotments) shall not exceed 15% (or such other amount as may be specified in the Invitation) of our underwriting obligation, except that such percentage may be increased with the approval of a majority in interest of the Underwriters. We will take up at cost on demand any Securities or any such other securities so sold or over-allotted for our account, including accrued interest, amortization of original issue discount or dividend, and we will pay to you on demand the amount of any losses





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or expenses incurred for our account pursuant to this Section. In the event of default by any Underwriter in respect of its obligations under this section, each non-defaulting Underwriter shall assume its share of the obligations of such defaulting Underwriter in the proportion that its underwriting obligation bears to the underwriting obligations of all non-defaulting Underwriters without relieving such defaulting Underwriter of its liability thereunder.

                 If you effect any stabilizing purchase pursuant to this Section, you shall promptly notify us of the date and time of the first stabilizing purchase and the date and time when stabilizing was terminated. You shall prepare and maintain such records as are required to be maintained by you as manager pursuant to Rule 17a-2 under the 1934 Act.

                 8. RULE 10B-6. We represent and agree that in connection with the offering of Securities we have complied and will comply with the provisions of Rule 10b-6 under the 1934 Act as they apply to the offering of the Securities.

                 9. PAYMENT AND DELIVERY. As or before such time, on such dates and at such places as you may specify in the Invitation, we will deliver to you a certified or official bank check in such funds as are specified in the Invitation, payable to the order of Smith Barney, Harris Upham & Co. Incorporated (unless otherwise specified in the Invitation) in an amount equal to, as you direct, either (i) the public offering price or prices plus accrued interest, amortization of original issue discount or dividends, if any, set forth in the Prospectus or Offering Circular less the concession to Selected Dealers in respect of the amount of Securities to be purchased by us in accordance with the terms of this Agreement, or (ii) the amount set forth in the Invitation with respect to the Securities to be purchased by us. We authorize you to make payment for our account of the purchase price for the Securities to be purchased by us against delivery to you of such Securities (which, in the case of Securities which are debt obligations, may be in temporary form), and the difference between such purchase price of the securities and the amount of our funds delivered to you therefor shall be credited to our account.






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                 Delivery to us of Securities retained by us for direct sale shall be made by you as soon as practicable after your receipt of the Securities. Upon termination of the provisions of this Agreement as provided in
Section 16, you shall deliver to us any Securities reserved for our account for sale to Selected Dealers and others which remain unsold at that time. If, upon termination of the provisions of this Agreement specified in Section 16 hereof, an aggregate of not more than 10% of the Securities remains unsold, you may, in your discretion, sell such Securities at such prices as you may determine.

                 If we are a member of The Depository Trust Company or any other depository or similar facility, you are authorized to make appropriate arrangements for payment for and/or delivery through its facilities of the Securities to be purchased by us, or, if we are not a member, settlement may be made through a correspondent that is a member pursuant to our timely instructions to you.

                 Upon receiving payment for Securities sold for our account to Selected Dealers and others, you shall remit to us an amount equal to the amount paid by us to you in respect of such Securities and credit or charge our account with the difference, if any, between such amount and the price at which such Securities were sold.

                 In the event that the Underwriting Agreement for an offering provides for the payment of a commission or other compensation to the Underwriters, we authorize you to receive such commission or other compensation for our account.

         10. MANAGEMENT COMPENSATION. As compensation for your services in the management of the offering, we will pay you an amount equal to the management fee specified in the Invitation in respect of the Securities to be purchased by us pursuant to the Underwriting Agreement, and we authorize you to charge our account with such amount. If there is more than one Representative, such compensation shall be divided among the Representatives in such proportion as they may determine.

         11. AUTHORITY TO BORROW. We authorize you to advance your own funds for our account, charging current interest rates, or to arrange loans for our account or



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the account of the Underwriters, as you may deem necessary or advisable for the purchase, carrying, sale and distribution of the Securities. You may execute and deliver any notes or other instruments required in connection therewith and may hold or pledge as security therefor all or any part of the Securities which we or such Underwriters have agreed to purchase. The obligations of the Underwriters under loans arranged on their behalf shall be several in proportion to their respective participations in such loans, and not joint. Any lender is authorized to accept you instruction as to the disposition of the proceeds of any such loans. You shall credit each Underwriter with the proceeds of any loans made for its account.

         12. BLUE SKY QUALIFICATION. You shall inform us, upon request, of the states and other jurisdictions of the United States in which it is believed that the Securities are qualified for sale under, or are exempt from the requirements of, their respective securities laws, but you assume no responsibility with respect to our right to sell Securities in any jurisdiction. You are authorized to file with the Department of State of the State of New York a further State Notice with respect to the Securities, if necessary.

                 If we propose to offer Securities outside the United States, its territories or its possessions, we will take, at our own expense, such action, if any, as may be necessary to comply with the laws of each foreign jurisdiction in which we propose to offer Securities.

         13. MEMBERSHIP IN NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.:
FOREIGN UNDERWRITERS: We understand that you are a member in good standing of the NASD. We confirm that we are actually engaged in the investment banking or securities business and are either (i) a member in good standing of the NASD or
(ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered under the 1934 Act who hereby agrees to make no sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (except that we may participate in sales to Selected Dealers and others under Section 5 of this Agreement). We hereby agree to comply with Section 24 of
Article III of the Rules of fair Practice




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of the NASD, and if we are a foreign dealer and not a member of the NASD we also hereby agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though we were a member of the NASD, with the provisions of Sections 5 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 of Article III thereof as that Section applies to a non-member foreign dealer.

         14. DISTRIBUTION OF PROSPECTUSES; OFFERING CIRCULARS. We are familiar with Securities Act of 1933 Release No. 4968 and Rule 15c2-8 under the 1934 Act, relating to the distribution of preliminary and final prospectuses, and we confirm that we will comply therewith, to the extent applicable, in connection with any sales of Securities. You shall cause to be made available to us, to the extent made available to you by the Issuer, such number of copies of the Prospectus as we may reasonably request for purposes contemplated by the 1933 Act, the 1934 Act and the rules and regulations thereunder.

                 If an Invitation states that the offering is subject to the 48-hour prospectus delivery requirement set forth in Rule 15c2-8(b), our Acceptance of the Invitation shall be deemed to constitute confirmation that we have delivered (or we will deliver) a copy of the preliminary prospectus to all persons to whom we expect to confirm a sale of Securities and that such delivery was affected (or will be affected) at least 48 hours prior to the mailing of such confirmation of sale.

                 Our Acceptance of an Invitation relating to an offering made pursuant to an Offering Circular shall constitute our agreement that, if requested by you, we will furnish a copy of any amendment to a preliminary or final Offering Circular to each person to whom we shall have furnished a previous preliminary of final Offering Circular. Our Acceptance shall constitute our confirmation that we have delivered and our agreement that we will deliver all preliminary and final Offering Circulars required for compliance with the applicable federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering circulars by underwriters and, to the extent consistent with such laws, rules and regulations, our Acceptance shall constitute our



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confirmation that we have delivered and our agreement that we will deliver all preliminary and final Offering circulars which would be required if the provisions of Rule 15c2-8 (or any successor provision) under the 1934 Act applied to such offering.

         15. NET CAPITAL. The incurrence by us of our obligations hereunder and under the Underwriting Agreement in connection with the offering of the Securities will not place us in violation of the capital requirements of Rule 15c3-1 under the 1934 Act.

         16. TERMINATION. With respect to each offering of Securities to which this Agreement applies, all limitations in this Agreement on the price at which the Securities may be sold, the period of time referred to in Section 6, the authority granted by the first sentence of Section 7, and the restrictions contained in Section B shall terminate at the close of business on the 45th day after the commencement of the offering of such Securities. You may terminate any or all of such provisions at any time prior thereto by notice to the Underwriters. All other provisions of this Agreement shall remain operative and in full force and effect with respect to such offering.

         17. EXPENSES AND SETTLEMENT. You may charge our account with any transfer taxes on sales of Securities made for our account and with our proportionate share (based upon our underwriting obligation) of all other expenses incurred by you under this Agreement or otherwise in connection with the purchase, carrying, sale or distribution of the Securities. With respect to each offering of Securities to which this Agreement applies, the respective accounts of the Underwriters shall be settled as promptly as practicable after the termination of all the provisions of this Agreement as provided in Section 16, but you may reserve such amount as you may deem advisable for additional expenses. Your determination of the amount to be paid to or by us shall be conclusive. You may at any time make partial distributions of credit balances or call for payment of debit balances. Any of our funds in your hands may beheld with your general funds without accountability for interest. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account and for our proportionate share (based upon our underwriting obligation)





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of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters with respect to each offering of Securities to which this Agreement applies.

         18. INDEMNIFICATION. With respect to each offering of Securities pursuant to this Agreement, we will indemnify and hold harmless each other Underwriter and each person, if any, who controls each other Underwriter within the meaning of Section 15 of the 1933 Act, to the extent that and on the terms upon which we agree to indemnify and hold harmless the Issuer and other specified persons as set forth in the Underwriting Agreement.

         19. CLAIMS AGAINST UNDERWRITERS. With respect to each offering of Securities to which this Agreement applies, if at any time any person other than an Underwriter asserts a claim (including any commenced or threatened investigation or proceeding by any government agency or body) against on or more of the Underwriters or against you as Representative(s) of the Underwriters arising out of an alleged untrue statement or omission in the Registration Statement (or any amendment thereto) or in any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or in any preliminary or final Offering Circular, or relating to any transaction contemplated by this Agreement, we authorize you to make such investigation, to retain such counsel for the Underwriters and to take such action in the defense of such claim as you may deem necessary or advisable. You may settle such claim with the approval of a majority in interest of the Underwriters. We will pay our proportionate share (based upon our underwriting obligations of all expenses incurred by you (including the fees and expenses of counsel for the Underwriters) in investigating and defending against such claim and our proportionate share of the aggregate liability incurred by all Underwriters in respect of such claim (after deducting any contribution or indemnification obtained pursuant to the Underwriting Agreement, or otherwise, from persons other than Underwrites), whether such liability is the result of a judgment against one or more of the Underwriters or the result of any settlement. Any Underwriter may retain separate counsel at its own expense. A claim against or liability incurred by a person who controls an Underwriter shall be deemed to have been made against or incurred by such Underwriter. In the event of default by



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any Underwriter in respect of its obligations under this Section, the non-defaulting Underwriters shall be obligated to pay the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters without relieving such defaulting Underwriter of its liability hereunder.

         20. DEFAULT BY UNDERWRITERS. Default by any Underwriter in respect of its obligations hereunder or under the Underwriting Agreement shall not release us from any of our obligations or in any way affect the liability of such defaulting Underwriter to the other Underwriters for damages resulting from such default. If one or more Underwriters default under the Underwriting Agreement, if provided in the Underwriting Agreement you may (but shall not be obligated to) arrange for the purchase by others, which may include yourselves or other non-defaulting Underwriters, of all or a portion of the Securities no taken up by the defaulting Underwriters.

                 In the event that such arrangements are made, the respective underwriting obligations of the non-defaulting Underwriters and the amounts of the Securities to be purchased by others, if any, shall be taken as the basis for all rights and obligations hereunder, but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damage resulting from its default, nor shall any such default relieve any other Underwriter of any of its obligations hereunder or under the Underwriting Agreement except as herein or therein provided. In addition, in the event of default by one or more Underwriters in respect of their obligations under the Underwriting Agreement to purchase the Securities agreed to be purchased by them thereunder and, to the extent that arrangements shall not have been made by you for any person to assume the obligations of such defaulting Underwriter or Underwriters, we agree, if provided in the Underwriting Agreement, to assume our proportionate share, based upon our underwriting obligation, of the obligations of each defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

         21. LEGAL RESPONSIBILITY. As Representative(s) of the Underwriters, you shall have no liability to us, except for your lack of good faith and for obligations


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
assumed by you in this Agreement and except that we do not waive any rights that we may have under the 1933 or the 1934 Act or the rules and regulations thereunder. No obligations not expressly assumed by you in this Agreement shall be implied herefrom.

                 Nothing herein contained shall constitute the Underwriters an association, or partners, with you, or with each other, or, except as otherwise provided herein or in the Underwriting Agreement, render any Underwriter liable for the obligations of any other Underwriter, and the rights, obligations and liabilities of the Underwriters are several in accordance with their respective underwriting obligations, and not joint.

                 If the Underwriters are deemed to constitute a partnership for federal income tax purposes, we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1954, as amended, and agrees not to take any position inconsistent with such election, and you, as Representative(s), are authorized, in your discretion, to execute on behalf of the Underwriters such evidence of such election as may be required by the Internal Revenue Service.

                 Unless we have promptly notified you in writing otherwise, our name as it should appear in the Prospectus or Offering circular and our address are set forth below.

         22. NOTICES. Any notices from you shall be deemed to have been duly given if mailed or transmitted to us at our address appearing below.

         23. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State.

         Please confirm this Agreement and deliver a copy to us.


                                        Very truly yours,

                                        Name of Firm:


                                        By:__________________________
                                        Authorized Officer or Partner


                                        Address:

                                        _____________________________

                                        _____________________________

                                        _____________________________



Confirmed as of the date first above written.

Smith Barney Inc.


By:___________________________
   Managing Director



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
                                                                       EXHIBIT A


                       MASTER UNDERWRITERS' QUESTIONNAIRE


                 In connection with each offering of Securities pursuant to the Smithy Barney, Harris Upham & Co. Incorporated Master Agreement Among Underwriters, dated July 18, 1985 (the "Agreement"), each Underwriter confirms the following information, except as indicated in such Underwriter's Acceptance or other written communication furnished to Smith Barney, Harris Upham & Co. Incorporated. Defined terms used herein have the same meaning as defined terms in the Master Agreement Among Underwriters.

         (a) Neither such Underwriter nor any of its directors, officers or partners have any material (as defined in Regulation C under the 1933 Act) relationship with the Issuer, its parent (if any), any other seller of the Securities or any guarantor of the Securities.

         (b) Except as described or to be described in the Agreement, the Underwriting Agreement or the Invitation, such Underwriter does not know: (i) of any discounts or commissions to be allowed or paid to dealers, including all cash, securities, contracts, or other consideration to be received by any dealer in connection with the sale of the Securities, or of any other discounts or commissions to be allowed or paid to the Underwriters or of any other items that would be deemed by the NASD to constitute underwriting compensation for purposes of the NASD's Rules of Fair Practice, (ii) of any intention to over-allot, or
(iii) that the price of any security may be stabilized to facilitate the offering of the Securities.

         (c) No report or memorandum has been prepared for external use (i.e., outside such Underwriter's organization) by such Underwriter in connection with the proposed offering of Securities and, in the case of a Registered Offering, where the Registration Statement is on Form S-1, such Underwriter has not prepared or had prepared for it any engineering, management or similar report or memorandum relating to the broad aspects of the business, operations or products of the Issuer, its parent (if any) or any guarantor of the Securities within the past twelve months. If any such report or memorandum has been pre-



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
pared, furnish to Smith Barney, Harris Upham & Co. Incorporated three copies thereof, together with a statement as to the distribution of the report or memorandum, identifying each class of persons to whom the report or memorandum was distributed, the number of copies distributed to each class and the period of distribution.

         (d) If the Securities are debt securities to be issued under an indenture to be qualified under the Trust Indenture Act of 1939, neither such Underwriter nor any of its directors, officers or partners is an "affiliate", as that term is defined under the Trust Indenture Act of 1939, of the Trustee for the Securities as specified in the Invitation, or its parent (if any); neither the Trustee nor its parent (if any) nor any of their directors or executive officers is a director, officer, partner, employee, appointee or representative of such Underwriter as those terms are defined in the Trust Indenture Act of 1939 or in the relevant instruction to Form T-1; neither such Underwriter nor any of its directors, partners or executive officers, separate or as a group, owns beneficially 1% or more of the shares of any class of voting securities of the Trustee or of its parent (if any); and if such Underwriter is a corporation, it does not have outstanding nor has it assumed or guaranteed any securities issued otherwise than in its present corporate name, and neither the Trustee nor its parent (if any) is a holder of any such securities.

         (e) If the Issuer is a public utility, such Underwriter is not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "public utility company", each as defined in the Public Utility Holding Company Act of 1935.

         (f) Neither such Underwriter nor any "group" (as that term is defined in Section 13(d)(3) of the 1934 Act) of which it is a member is the beneficial owner (determined in accordance with Rule 13d-3 under the 1934 Act) of more than 5% of any class of voting securities of the Issuer, its parent (if any), any other seller of the Securities or any guarantor of the Securities nor does it have any knowledge that more than 5% of any class of voting securities of the Issuer is held or to be held subject to any voting trust or other similar agreement.





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